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Spectrum Pharmaceuticals Announces the Completion
of the Sale of its Marketed Portfolio

HENDERSON, Nev. – Mar. 1, 2019 –Spectrum Pharmaceuticals, Inc. (NASDAQ-GS: SPPI), a biopharmaceutical company focused on novel and targeted oncology therapies, today completed the sale of its portfolio of seven FDA-approved hematology/oncology products to Acrotech Biopharma L.L.C., a step-down subsidiary of Aurobindo Pharma Limited, India.

“The completion of this sale marks a significant pivot point in Spectrum’s history as we focus our efforts on our two promising late stage assets, ROLONTIS® and poziotinib,” stated Joe Turgeon, President and CEO of Spectrum Pharmaceuticals. “This transaction puts us in a strong capital position for the next chapter of our growth.”

Under the terms of the agreement, Acrotech will make a $158.8 million up-front cash payment which represents the original payment of $160 million less certain purchase price adjustments for certain R&D activities. In addition, the company is eligible to receive up to $140 million in milestone payments. Spectrum has also reduced its staff by approximately 40 percent with the majority of impacted staff transitioning to Acrotech. Spectrum has retained a core group of commercial leadership talent to launch ROLONTIS® and poziotinib.

The seven products included in the sale are: FUSILEV® (levoleucovorin), FOLOTYN® (pralatrexate injection), ZEVALIN® (ibritumomab tiuxetan), MARQIBO® (vinCRIStine sulfate LIPOSOME injection), BELEODAQ® (belinostat) for injection, EVOMELA® (melphalan) for injection, and KHAPZORYTM (levoleucovorin).

Jefferies LLC acted as exclusive financial advisor to Spectrum. Paul Hastings LLP acted as exclusive legal counsel to Spectrum.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted drug products, with a primary focus in hematology and oncology. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future. More information on Spectrum is available at www.sppirx.com.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Forward-looking statement - Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Spectrum’s business and its future, including the Company’s ability to complete the reported transaction within 90 days, or at all, the cash proceeds expected to be received from the transaction, including the amount and likelihood of receipt of any regulatory- and sales-based milestone payments, the Company’s planned use of the proceeds from the transaction, including the Company’s ability to advance development of its two late-stage pipeline assets and enhance its business development efforts with the expected proceeds, the results expected to be realized from the planned staff reduction, the future potential of Spectrum’s existing drug pipeline and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Spectrum and are subject to significant risks and uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to, the uncertainties inherent in regulatory approval of the transaction, risks related to our ability to meet the regulatory- and sales-based milestones set forth in the transaction documents and other risks that are described in further detail in the Company's reports filed with the Securities and Exchange Commission. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, FUSILEV®, FOLOTYN®, ZEVALIN®, MARQIBO®, BELEODAQ®, EVOMELA®, and ROLONTIS® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. KHAPZORYTM, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals' logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2019 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI